Exhibit 35.1
  ALLY FINANCIAL INC.
200 Renaissance Center
Detroit, Michigan 48265

As of December 31, 2012

Citibank, N.A.	Deutsche Bank Trust Company Delaware
As ACOLT Indenture Trustee	As ACOLT Owner Trustee
Attn: Karen Driscoll	Attn: Mike DiGiacomo
388 Greenwich Street, 14th Floor	1011 Centre Road, Suite 200
New York, NY 10013	Wilmington, DE 19805-1266

Copy To:

Deutsche Bank Trust Company Americas
Attn: Corporate Trust & Agency Group -
Structured Finance Services
60 Wall Street, 26th floor
MAil Stop: NYC60-2606
New York, NY 10005

Re:	ACOLT 2012-SN1 - Servicing Agreement
Annual Statement as to Compliance

Ladies and Gentlemen:

Reference is made to Section 2.16 of the ACOLT 2012-SN1 Servicing Agreement dated as of September 19, 2012 between Ally Central Originating Lease Trust, and Ally Financial Inc., as Servicer and Custodian (the “Servicer”).

The undersigned does hereby certify that:

a.
A review of the activities of the Servicer during the period of September 19, 2012 through December 31, 2012, and of its performance under the ACOLT 2012-SN1 Servicing Agreement has been under his supervision, and

b.	To the best of his knowledge, based on such review, the Servicer has fulfilled all of its obligations under the ACOLT 2012-SN1 Servicing Agreement throughout such period.

Very truly yours,

/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Controller and Chief Accounting Officer
Ally Financial Inc.